SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-33001	77-0154833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Industrial Road, San Carlos, California 94070

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 802-0400

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders

On June 8, 2012, Natus Medical Incorporated (the “Company”) held its annual meeting of stockholders. At this meeting, Doris E. Engibous and William M. Moore were both re-elected to serve on the Board of Directors for a three-year term until 2015. Additionally, shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, provided advisory approval of the Company’s executive compensation, and approved an amendment to the Company’s Revised and Restated Certificate of Incorporation.

	For	Against	Abstain	Broker Non-Votes
Proposal 1: Election of Directors

Nominee:

Doris E. Engibous	21,488,013	1,563,360	7,642	3,279,387

William M. Moore	16,766,514	6,284,859	7,642	3,279,387

Proposal 2: Ratification of Deloitte & Touche LLP as Auditors	25,540,831	92,217	705,354	—

Proposal 3: Advisory Approval of the Company’s Executive Compensation	21,156,254	1,862,122	40,639	3,279,387

Proposal 4: Approval of Elimination of Supermajority Voting Thresholds	22,703,411	344,563	11,041	3,279,387

No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: June 12, 2012	By:	/s/ Steven J. Murphy
Steven J. Murphy
Vice President Finance and Chief Financial Officer